UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2009, TransAtlantic Petroleum Ltd. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Canaccord Capital Corporation (the “Representative”) and Dalea Partners, LP (“Dalea”) as required by that certain underwriting agreement, dated as of November 5, 2009 (the “Underwriting Agreement”), among the Company, the Representative, Genuity Capital Markets (“Genuity”), Raymond James Ltd. (“Raymond James”) and Thomas Weisel Partners Canada Inc. (“Thomas Weisel”, together with the Representative, Genuity and Raymond James, the “Underwriters”). The Registration Rights Agreement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of 44,043,390 common shares of the Company offered and sold by the Underwriters pursuant to the Underwriting Agreement and 4,255,400 common shares of the Company offered and sold by the Company to Dalea (such common shares collectively, the “Registrable Securities”). Dalea is owned and controlled by the Company’s chairman, N. Malone Mitchell, 3rd.

Pursuant to the Registration Rights Agreement, the Company must file a registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”) by December 30, 2009. After the filing of the Initial Registration Statement with the SEC, the Company must use commercially reasonable efforts to cause the SEC to declare the Initial Registration Statement effective on or before February 15, 2010. Once the Initial Registration Statement is declared effective by the SEC, the Company must, subject to certain customary limitations, maintain the effectiveness of the Initial Registration Statement continuously until all of the common shares registered thereby have either been sold or may be sold by non-affiliates of the Company under Rule 144 of the Securities Act without limitation or condition. All Registrable Securities cease to be entitled to registration rights under the Registration Rights Agreement when such securities could be sold by a non-affiliate of the Company under Rule 144 of the Securities Act without limitation or condition. Under the Registration Rights Agreement, non-affiliates of the Company are entitled to have their common shares included in the Initial Registration Statement prior to common shares held by affiliates of the Company.

If the Company fails to comply with the timing requirements described above for the filing and effectiveness of the Initial Registration Statement, the Company would be required to pay to the holders of the Registrable Securities liquidated damages in cash calculated as a percentage of the purchase price of the Registrable Shares held by them on the date of non-compliance as follows:

•	1% if the Initial Registration Statement is not filed on or before December 30, 2009; and

•

0.5% if the Initial Registration Statement is not declared effective on or before February 15, 2010, with an additional 1% if the Initial Registration Statement is not declared effective on or before April 15, 2010 and a further 1% if the Initial Registration Statement is not declared effective on or before May 15, 2010.

In addition, the Company will pay the holders of the Registrable Securities liquidated damages in cash equal to 1% of the purchase price of the Registrable Securities held by them on May 24, 2010 if the Company (a) is not on such date subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) has not been for a period of at least 90 days immediately before such date, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; or (c) has not filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve months preceding such date, other than Form 8-K reports, as a result of which the holders of Registrable Securities who are not affiliates of the Company would not be able to sell their Registrable Securities under Rule 144 of the Securities Act.

If the Company does not pay the liquidated damages amount in full within seven calendar days after the date payable, interest would accrue on the unpaid amount until paid in full at the rate of 12% per annum. Notwithstanding the foregoing, in no event will Dalea be entitled to receive any liquidated damages under the Registration Rights Agreement.

The Registration Rights Agreement also contains customary provisions covering registration procedures and limitations, and indemnification by the Company and by the holders of Registrable Securities for claims arising out of a registration statement filed pursuant to the Registration Rights Agreement. The Company will bear the fees and expenses of complying with the terms of the Registration Rights Agreement, but not any expenses incurred by the holders of Registrable Securities in connection with the resale of such shares.

The Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the actual text of the Registration Rights Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On November 24, 2009, the Company closed an offering of 48,298,790 common shares of the Company at a price of Cdn$2.35 per common share (the “Offering Price”) for gross proceeds to the Company of approximately Cdn$113.5 million, which includes the proceeds from the exercise in full by the Underwriters of an over-allotment option to purchase an additional 5,744,790 common shares at the Offering Price. The Underwriters or their affiliates or agents offered and sold 44,043,390 of the common shares to certain U.S. purchasers and non-U.S. purchasers, and the Company offered and sold 4,255,400 of the common shares to Dalea. The Underwriters and their affiliates and agents received aggregate fees of approximately Cdn$5.7 million.

Concurrently with the Offering, the Company completed a non-brokered private placement to two accredited investors in the U.S. (the “Investors”) of 750,000 common shares at the Offering Price for gross proceeds to the Company of approximately Cdn$1.76 million. The Company also agreed to use commercially reasonable efforts to include the 750,000 common shares in the Initial Registration Statement, subject to pro rata cut back. The Investors will not be entitled to any liquidated damages under the Registration Rights Agreement.

After closing of the Offering and the private placement, the Company had 302,685,456 common shares issued and outstanding.

The common shares were issued to non-U.S. purchasers pursuant to registration in Canada in accordance with Canadian securities laws and pursuant to an exemption from registration in the United States under Regulation S of the Securities Act. Each non-U.S. purchaser certified that it was not a U.S. person and was not acquiring the shares for the account or benefit of a U.S. person. In addition, the Company implemented offering restrictions in accordance with the requirements of Regulation S and the common shares were issued with appropriate legends in accordance with Regulation S. The offer and sale of common shares to U.S. persons, Dalea and the Investors was conducted without general solicitation or advertising in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. Each of the U.S. purchasers, Dalea and the Investors represented that it is an “accredited investor” as defined in Rule 501 of Regulation D and confirmed that the common shares were acquired for investment purposes and not with a view to resale or distribution. The common shares issued to U.S. persons also contained appropriate legends.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Registration Rights Agreement, dated as of November 24, 2009, by and among TransAtlantic Petroleum Ltd., Canaccord Capital Corporation and Dalea Partners, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2009

TRANSATLANTIC PETROLEUM CORP.

By:	/S/ JEFFREY S. MECOM

Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Registration Rights Agreement, dated as of November 24, 2009, by and among TransAtlantic Petroleum Ltd., Canaccord Capital Corporation and Dalea Partners, LP.

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